UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Hardinge Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

EXPLANATORY NOTE

These definitive additional materials are being filed to correct the address that was inadvertently included in the proxy card filed with the definitive proxy statement filed with the SEC on April 16, 2018. No other changes have been made and the proxy card included with these definitive additional materials will be distributed to stockholders with the definitive proxy statement.

PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 p.m., ET, on May 21, 2018. HDNG OR   If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. HARDINGE, INC. The Board of Directors (with Messrs. Levenson and Rosenzweig recused) recommends you vote FOR Proposals 1, 2 and 3. PROXY FOR AGAINST ABSTAIN 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 12, 2018 (as amended from time to time, the ‘‘Merger Agreement’’), by and among the Company, Hardinge Holdings, LLC, a Delaware limited liability company (‘‘Parent’’), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned subsidiary of Parent (‘‘Acquisition Sub’’), pursuant to which Acquisition Sub will merge with and into the Company (the ‘‘Merger’’), with the Company surviving the Merger as a wholly owned subsidiary of Parent, which we refer to as the ‘‘Merger Agreement Proposal.’’ 0 0 0 2. To consider and vote on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, which we refer to as the ‘‘Adjournment Proposal.’’ 0 0 0 3. To approve, by nonbinding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger, which we refer to as the ‘‘Advisory (Nonbinding) Merger-Related Compensation Proposal.’’ 0 0 0 Signature Signature (Capacity) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. VOTE BY INTERNETWWW.FCRVOTE.COM/ Use the Internet to transmit your voting instructions up until 11:59 p.m., ET, on May 21, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OR VOTE BY TELEPHONE1-866-390-5264 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., ET, on May 21, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. CONTROL NUMBER

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE TO REGISTER YOUR VOTE PROMPTLY. INSTRUCTIONS ON REVERSE SIDE. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, MAY 21, 2018, TO BE INCLUDED IN THE VOTING RESULTS. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. The Notice of the Special Meeting and the Proxy Statement are available at www.fcrvote.com/HDNG Continued and to be signed on the reverse side.  If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.  HARDINGE, INC. PROXY SPECIAL MEETING OF SHAREHOLDERS May 22, 2018, 11:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints B. Christopher DiSantis and Charles P. Dougherty, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common shares of Hardinge, Inc. (“Hardinge”) owned by the undersigned at the Special Meeting of Shareholders (the "Special Meeting") to be held at 301 West Dekalb Pike, King of Prussia, Pennsylvania, on May 22, 2018 at 11:00 a.m., Eastern Time, and any adjournment or postponement thereof. This proxy is solicited on behalf of the Board of Directors of Hardinge. Each matter to be voted on at the special meeting has been proposed by the Board of Directors of Hardinge (with Messrs. Levenson and Rosenzweig recused). This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted FOR the approval of the Merger Agreement proposal, FOR the approval of the adjournment proposal, and FOR the approval of the Merger-Related Compensation proposal. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the accompanying proxy statement describing more fully the proposals set forth herein. CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.